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                                                                   Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1996 Employee Stock Purchase Plan of SeaMED Corporation, 1997 SeaMED Corporation Employee Nonqualified Stock Option Plan, 1995 SeaMED Corporation Stock Option and Incentive Plan and SeaMED Corporation 1988 Stock Option Plan of our report dated August 11, 1997, with respect to the financial statements and schedule of SeaMED Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 1997.


                                        ERNST & YOUNG LLP

Seattle, Washington
September 30, 1997